Supplementary Agreement of Investment Cooperation

Party A: Shanxi Puda Coal Group Co., Ltd.
Party B: Ming Zhao
Party C: Jianping Gao

Party A, Party B and Party C (collectively, “Co-Investors”) entered into Investment Cooperation Agreement on August 1, 2010.  After friendly negotiation, the Co-investors hereby amend and supplement the Investment Cooperation Agreement as follows:

1, The acquisition of physical mining assets and mining right of Pinglu County Xiapincun Coal Mine (“Xiapincun Coal Mine”) will be included into Phase Two of the Pinglu Project;

2, The entire mining assets of Xiapincun Coal Mine will be placed into Shanxi Pinglu Dajinhe Anrui Coal Industry Co., Ltd.

Party A: Shanxi Puda Coal Group Co., Ltd.	Party B: Ming Zhao	Party C: Jianping Gao
Representative (Singature/Seal): /s/ Ming Zhao	Party B’s Signature: /s/ Ming Zhao	Party C’s Signature: /s/ Jianping Gao

January 10, 2011